Exhibit (c)(82)

Project Alpine Special Committee Materials September 20, 2018 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

Analysis of Potential Transactions

($ in millions, unless otherwise noted)

As of 9/12/18

	AMGP Proposal	Citi Alternative	AM Proposal
AMGP 20-Day VWAP[1]	$18.01	$18.01	$18.01
AMGP Market Price	$17.58	$17.58	$17.58
AM Market Price	$30.18	$30.18	$30.18
Net / Gross XR Calculations			
AM - Public Unitholders			
Equity XR	1.6084x	1.6474x	1.6604x
Cash (Excl. Special Distribution) - $3.00	0.1665x[2]	0.1665x[2]	0.1665x[2]
Equity + Cash (Excl. Special Distribution) XR	1.7750x	1.8140x	1.8270x
Special Distribution ($) - $0.415	0.0230x	0.0230x[2]	0.0230x[2]
All-In XR	1.7980x[2]	1.8370x	1.8500x
Market Exchange Ratio	1.7167x	1.7167x	1.7167x
Premium / (Discount)	*4.7%*	*7.0%*	*7.8%*
Market Exchange Ratio - Series B Adjusted	1.8442x	1.8339x	1.8442x
Premium / (Discount)	*(2.5%)*	*0.2%*	*0.3%*
Implied Market Value	**$31.61**	**$32.29**	**$32.52**
Premium to Current AM Unit Price	**4.7%**	**7.0%**	**7.8%**
AM - AR Units			
All-In XR	1.7750x	1.7866x	1.7750x
Implied Market Value	$31.20	$31.41	$31.20
Premium to Current AM Unit Price	3.4%	4.1%	3.4%
Key Non-AR AM Comparison Statistics (vs. Citi Alternative)			
All-In XR	(0.0390x)	-	0.0130x
Premium to Market	(2.3%)	-	0.8%

As of 9/19/18

	AMGP Proposal	Citi Alternative	AM Proposal
AMGP 20-Day VWAP[1]	$17.50	$17.50	$17.50
AMGP Market Price	$16.98	$16.98	$16.98
AM Market Price	$30.32	$30.32	$30.32
Net / Gross XR Calculations			
AM - Public Unitholders			
Equity XR	1.6028x	1.6418x	1.6548x
Cash (Excl. Special Distribution) - $3.00	0.1715x[2]	0.1715x[2]	0.1715x[2]
Equity + Cash (Excl. Special Distribution) XR	1.7743x	1.8133x	1.8263x
Special Distribution ($) - $0.415	0.0237x	0.0237x[2]	0.0237x[2]
All-In XR	1.7980x[2]	1.8370x	1.8500x
Market Exchange Ratio	1.7856x	1.7856x	1.7856x
Premium / (Discount)	*0.7%*	*2.9%*	*3.6%*
Market Exchange Ratio - Series B Adjusted	1.9207x	1.9099x	1.9207x
Premium / (Discount)	*(6.4%)*	*(3.8%)*	*(3.7%)*
Implied Market Value	**$30.53**	**$31.19**	**$31.41**
Premium to Current AM Unit Price	**0.7%**	**2.9%**	**3.6%**
AM - AR Units			
All-In XR	1.7750x	1.7866x	1.7750x
Implied Market Value	$30.14	$30.34	$30.14
Premium to Current AM Unit Price	(0.6%)	0.1%	(0.6%)
Key Non-AR AM Comparison Statistics (vs. Citi Alternative)			
All-In XR	(0.0390x)	-	0.0130x
Premium to Market	(2.2%)	-	0.7%

Source: Company filings, and FactSet as of 9/19/2018.
(1) VWAP calculated as follows ((Sum of Daily VWAP)*(Sum of Daily Traded Value)) / (Sum of Daily Traded Value).
(2) All cash adjustments to XR calculations utilize 20-day VWAP AMGP pricing.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

2

Analysis of Potential Transactions (cont.)

CONFIDENTIAL DRAFT SUBJECT TO CHANGE

($ in millions, unless otherwise noted)

As of 9/12/18

	AMGP Proposal	Citi Alternative	AM Proposal
Total Enterprise Value	**$10,423**	**$10,423**	**$10,423**
Existing AMGP Net Debt	(5)	(5)	(5)
Existing AM Net Debt	1,400	1,400	1,400
New Debt to Fund Cash Consideration	601	642	601
Total Net Debt[1]	1,997	2,038	1,997
Total Equity Value	**$8,426**	**$8,385**	**$8,426**
SQ AMGP Shares	186.2	186.2	186.2
Shares Issued to AM Public	143.5	147.0	148.2
Shares Issued to AR	159.0	157.9	159.0
Shares Issued to Series B	18.5	17.4	18.5
Total Shares	507.3	508.5	511.9
Implied Share Price	**$16.61**	**$16.49**	**$16.46**
Implied Equity Value			
SQ AMGP Shareholders	$3,093	$3,071	$3,065
AM Public Unitholders	2,384	2,424	2,439
AR	2,641	2,604	2,618
Series B Unitholders	307	286	304
Implied PF Market Value			
AM Public Unitholders	$30.13	$30.58	$30.74
AR	$29.72	$29.75	$29.47

As of 9/19/18

	AMGP Proposal	Citi Alternative	AM Proposal
Total Enterprise Value	**$10,330**	**$10,330**	**$10,330**
Existing AMGP Net Debt	(5)	(5)	(5)
Existing AM Net Debt	1,400	1,400	1,400
New Debt to Fund Cash Consideration	601	642	601
Total Net Debt[1]	1,997	2,038	1,997
Total Equity Value	**$8,334**	**$8,293**	**$8,334**
SQ AMGP Shares	186.2	186.2	186.2
Shares Issued to AM Public	143.0	146.5	147.7
Shares Issued to AR	158.5	157.3	158.5
Shares Issued to Series B	18.5	17.4	18.5
Total Shares	506.3	507.4	510.9
Implied Share Price	**$16.46**	**$16.34**	**$16.31**
Implied Equity Value			
SQ AMGP Shareholders	$3,065	$3,043	$3,037
AM Public Unitholders	2,355	2,395	2,409
AR	2,610	2,571	2,586
Series B Unitholders	305	284	302
Implied PF Market Value			
AM Public Unitholders	$29.80	$30.25	$30.41
AR	$29.39	$29.42	$29.16

Status Quo Enterprise Value Detail	As of 9/12/18	As of 9/19/18
AMGP Market Value	$3,274	$3,162
Implied Series B Valuation	76	70
AM Equity Value	5,677	5,704
Total Equity Value	**$9,027**	**$8,935**
SQ AMGP Net Debt	(5)	(5)
SQ AM Net Debt	1,400	1,400
Total Enterprise Value	**$10,423**	**$10,330**

Source: Company filings, and FactSet as of 9/19/2018.
(1) Cash and Debt balances as of 6/30/2018

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

3

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